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 SUMMIT MEDICAL SYSTEMS, INC.                                       EXHIBIT 11.1
Computation of Earnings Per Share
(Unaudited)

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
                                                          Three Months Ended
                                                                 March 31,
                                                            1997         1996
                                                                      (RESTATED)
-------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
 Weighted average shares outstanding                    10,347,575    8,503,767
 Net effect of dilutive stock options--based
  on the treasury stock method                                   -            -
                                                       ------------------------
                                                        10,347,575    8,503,767
                                                       ========================
  Net loss                                             $(4,498,047)  $ (251,404)
                                                       ========================

  Net loss per share                                   $     (0.43)  $    (0.03)
                                                       ========================


FULLY DILUTED EARNINGS PER SHARE:
 Weighted average shares outstanding                    10,347,575    8,503,767
 Net effect of dilutive stock options--based
  on the treasury stock method                                   -            -
                                                       ------------------------
                                                        10,347,575    8,503,767
                                                       ========================
  Net loss                                             $(4,498,047)  $ (251,404)
                                                       ========================


  Net loss per share                                   $     (0.43)  $    (0.03)
                                                       ========================
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